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                                                                     Exhibit 4.2


                               CODE OF REGULATIONS
                                       OF
                        THE MONARCH MACHINE TOOL COMPANY

                             As Amended May 6, 1980


                                    ARTICLE I

                                  SHAREHOLDERS

         SECTION 1. ANNUAL MEETING. The annual meeting of shareholders of the Company for the election of directors, the consideration of reports to be laid before such meeting, and the transaction of such other business as may properly be brought before such meeting shall be held during the month of April or of May in each year, at such date and hour and at such place within or without the State of Ohio, as the Board of Directors may designate and as is specified in the notice of the meeting, and, if not so designated, then on the first Tuesday in May at 1:00 o'clock P.M., at the principal office of the Company in Sidney, Ohio.

         SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders of the Company may be held on any business day, when called by the Chairman of the Board, or by the President, or by the Board of Directors acting at a meeting, or by a majority of the directors acting without a meeting, or by the persons who hold thirty-five percent of all the shares outstanding and entitled to vote thereat. Upon request in writing delivered either in person or by registered mail to the President or the Secretary by any persons entitled to call a meeting of shareholders, such officer shall forthwith cause to be given to the shareholders entitled thereto notice of a meeting to be held on a date not less than ten or more than sixty days after the receipt of such request, as such officer may fix. If such notice is not given within thirty days after the delivery or mailing of such request, the persons calling the meeting may fix the time of the meeting and give notice thereof in the manner provided by law or as provided in these Regulations, or cause such notice to be given by any designated representative. Each special meeting shall be called to convene between nine o'clock A.M. and four o'clock P.M. and shall be held at the principal office of the Company, unless the same is called by the directors, acting with or without a meeting, in which case such meeting may be held at any place within or without the State of Ohio designated by the Board of Directors and specified in the notice of such meeting.

         SECTION 3. NOTICE OF MEETINGS. Not less than ten or more than sixty days before the date fixed for a meeting of shareholders, written notice stating the time, place, and purposes of such meeting shall be given by or at the direction of the Secretary, an Assistant Secretary, or any other person or persons required or permitted by these Regulations to give such notice. The notice shall be given by personal delivery or by mail to each shareholder entitled to notice of the meeting who is of record as of the day next preceding the day on which notice is given or, if a record date therefor is duly fixed, of record as of said date; if mailed, the notice shall be addressed to the shareholders at their respective addresses as they appear on the records of the Company. Notice of the time, place, and purposes of any meeting of shareholders may be waived in writing, either before or after

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the holding of such meeting, by any shareholders, which writing shall be filed with or entered upon the records of the meeting. The attendance of any shareholder at any such meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by him of notice of such meeting.

         SECTION 4. QUORUM; ADJOURNMENT. The shareholders present in person or by proxy at any meeting, annual or special, for the election of directors or consideration of reports, shall constitute a quorum for that purpose; but to constitute a quorum at any annual or special meeting for any other purpose, there shall be present in person or by proxy the holders of shares entitling them to exercise a majority of the voting power; but less than a quorum at any meeting may adjourn from time to time, until a quorum can be obtained; if any meeting is adjourned, notice of such adjournment need not be given if the time and place to which such meeting is adjourned are fixed and announced at such meeting.

         SECTION 5. PROXIES. Persons entitled to vote shares or to act with respect to shares may vote or act in person or by proxy. The person appointed as proxy need not be a shareholder. Unless the writing appointing a proxy otherwise provides, the presence at a meeting of the person having appointed a proxy shall not operate to revoke the appointment. Notice to the Company, in writing or in open meeting, of the revocation of the appointment of a proxy shall not affect any vote or act previously taken or authorized.

         SECTION 6. APPROVAL AND RATIFICATION OF ACTS OF OFFICERS AND BOARD OF DIRECTORS. Except as otherwise provided by the Articles of Incorporation or by law, any contract, act, or transaction, prospective or past, of the Company, or of the Board of Directors, or of the officers may be approved or ratified by the affirmative vote at a meeting of the shareholders, or by the written consent, with or without a meeting, of the holders of record of shares entitling them to exercise a majority of the voting power of the Company, and such approval or ratification shall be as valid and binding as though affirmatively voted for or consented to by every shareholder of the Company.


                                   ARTICLE II

                               BOARD OF DIRECTORS

         SECTION 1. NUMBER AND CLASSIFICATION; ELECTION; TERM OF OFFICE. The Board of Directors shall be divided into three classes; each class shall consist of such number of directors, not fewer than three, (a) as the shareholders, at any meeting of shareholders called for the purpose of electing directors at which a quorum is present, by the affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote on the proposal, may determine, or (b) as the directors, by the vote of a majority of the directors then in office, may determine, except that, after the number of directors in any class has been fixed by the shareholders, the directors may not increase or decrease that number by more than one. Unless so determined by the shareholders or by the directors, each class shall consist of three directors. Whenever the shareholders or the directors

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shall have so determined the number of members of a class, that number shall be deemed the authorized number of members of that class until the number shall be changed in the manner set forth herein. At each annual election the directors elected to the class whose term shall expire in that year shall hold office for a term of three years and until their respective successors are elected. In case of any increase in the number of directors of any class, any additional directors elected to that class shall hold office for a term that shall coincide with the full term or the remainder of the term, as the case may be, of that class.

         SECTION 2. VACANCIES. In the case of any increase in the number of directors of any class, any additional director elected to that class shall hold office for a term that shall coincide with the term of that class. At a meeting of shareholders at which directors are to be elected, only persons nominated as candidates for a class of directors shall be eligible for election as directors of that class. In the event of the occurrence of any vacancy or vacancies in the Board of Directors, however caused, the remaining directors then in office may, by the vote of a majority of their members, fill any vacancy for the unexpired term.

         SECTION 3. RESIGNATIONS. Any director may resign at any time by oral statement to that effect made at a meeting of the Board of Directors or in a writing to that effect delivered to the Secretary, such resignation to take effect immediately or at such other time as the director may specify.

         SECTION 4. ORGANIZATION MEETING. Immediately after each annual meeting of the shareholders, the Board of Directors shall hold an organization meeting for the purpose of electing officers and transacting any other business. Notice of such meeting need not be given.

         SECTION 5. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at such times and places as may be provided for in bylaws or resolutions adopted by the Board of Directors and upon such notice, if any, as shall be so provided.

         SECTION 6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time upon call by the Chairman of the Board or the President or a Vice President or any two directors. Written notice of the time and place of each such meeting shall be given to each director either by personal delivery or by mail, telegram, or cablegram at least two days before the meeting, which notice need not specify the purposes of the meeting; provided, however, that attendance of any director at any such meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by him of notice of such meeting and such notice may be waived in writing, either before or after the holding of such meeting, by any director, which writing shall be filed with or entered upon the records of the meeting. Unless otherwise indicated in the notice thereof, any business may be transacted at any organization, regular, or special meeting.

         SECTION 7. QUORUM; ADJOURNMENT. A quorum of the Board of Directors shall consist of a majority of the directors then in office; provided, that a majority of the directors present at a meeting duly held, whether or not a quorum is present, may adjourn such meeting from time to time; if any

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meeting is adjourned, notice of such adjournment need not be given if the time and place to which such meeting is adjourned are fixed and announced at such meeting. At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by a majority vote of those present except as in these Regulations otherwise expressly provided.

         SECTION 8. ACTION WITHOUT A MEETING. Any action which may be authorized or taken at a meeting of the Board of Directors may be authorized or taken without a meeting in a writing or writings signed by all of the directors, which writing or writings shall be filed with or entered upon the records of the Company.

         SECTION 9. COMMITTEES. The Board of Directors may at any time appoint from its members an Executive, Finance, Compensation or other committee or committees, consisting of such number of members, not less than three, as the Board of Directors may deem advisable, together with such alternates as the Board of Directors may deem advisable, to take the place of any absent member or members at any meeting of such committee. Each such member and each such alternate shall hold office during the pleasure of the Board of Directors. Any such committee shall act only in the intervals between meetings of the Board of Directors and shall have such authority of the Board of Directors as may, from time to time, be delegated by the Board of Directors, except the authority to fill vacancies in the Board of Directors or in any committee of the Board of Directors. Subject to the aforesaid exceptions, any person dealing with the Company shall be entitled to rely upon any act or authorization of an act by any such committee, to the same extent as an act or authorization of the Board of Directors. Each committee shall keep full and complete records of all meetings and actions, which shall be open to inspection by the directors. Unless otherwise ordered by the Board of Directors, any such committee may prescribe its own rules for calling and holding meetings, and for its own method of procedure, and may act by a majority of its members at a meeting or without a meeting by a writing or writings signed by all of its members.

         SECTION 10. BYLAWS. The Board of Directors may adopt bylaws for its own government, not inconsistent with the Articles of Incorporation or these Regulations.


                                   ARTICLE III

                                    OFFICERS

         SECTION 1. ELECTION AND DESIGNATION OF OFFICERS. The Board of Directors, at its organization meeting, may elect a Chairman of the Board and shall elect a President, a Secretary, a Treasurer, and, in its discretion, at any meeting of the Board of Directors, may elect one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as the Board of Directors may deem necessary. The Chairman of the Board and the President shall be directors, but no one of the other officers need be a director. Any two or more of such offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in

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more than one capacity, if such instrument is required to be executed, acknowledged, or verified by two or more officers.

         SECTION 2. TERM OF OFFICE; VACANCIES. The officers of the Company shall hold office until the next organization meeting of the Board of Directors and until their successors are elected, except in case of resignation, removal from office, or death. The Board of Directors may remove any officer at any time with or without cause by a majority vote of the directors then in office. Any vacancy in any office may be filled by the Board of Directors.

         SECTION 3. CHAIRMAN OF THE BOARD. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and shall have such other authority and duties as may be delegated or prescribed by the Board of Directors.

         SECTION 4. PRESIDENT. The President shall preside at all meetings of the shareholders and shall preside at all meetings of the Board of Directors, except for meetings of the Board of Directors at which the Chairman of the Board, if any, presides in accordance with the preceding Section. Subject to directions of the Board of Directors, the President shall have general executive supervision over the property, business, and affairs of the Company. He may execute all authorized deeds, mortgages, bonds, contracts, and other obligations in the name of the Company and shall have such other authority and duties as may be delegated or prescribed by the Board of Directors.

         SECTION 5. VICE PRESIDENTS. The Vice Presidents, in the order designated, shall perform all of the duties of the President in case of the absence or disability of the latter or when circumstances prevent the latter from acting and shall have such other authority and duties as may be delegated or prescribed by the Board of Directors. The powers of such Vice Presidents to execute all authorized deeds, mortgages, bonds, contracts, and other obligations in the name of the Company shall be coordinate with like powers of the President and any such instrument so executed by any of such Vice Presidents shall be as valid and binding as though executed by the President.

         SECTION 6. SECRETARY. The Secretary shall keep the minutes of meetings of the shareholders and of the Board of Directors. He shall keep such books as may be required by the Board of Directors, shall give notices of shareholders' meetings and of Board meetings required by law, or by these Regulations, or otherwise, and shall have such other authority and duties as may be delegated or prescribed by the Board of Directors.

         SECTION 7. TREASURER. The Treasurer shall receive and have in charge all money, bills, notes, bonds, stocks in other corporations, and similar property belonging to the Company, and shall do with the same as may be ordered by the Board of Directors. He shall keep accurate financial accounts and hold the same open for the inspection and examination of the directors and shall have such other authority and duties as may be delegated or prescribed by the Board of Directors.

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         SECTION 8. OTHER OFFICERS. The Assistant Secretaries and Assistant
Treasurers, if any, and any other officers whom the Board of Directors may elect shall have such authority and duties as may be delegated or prescribed by the Board of Directors.

         SECTION 9. DELEGATION OF DUTIES. The Board of Directors is authorized to delegate the duties of any officer to any other officer and generally to control the action of the officers and to require the performance of duties in addition to those mentioned herein.


                                   ARTICLE IV

                                  COMPENSATION

         SECTION 1. DIRECTORS AND MEMBERS OF COMMITTEES. Members of the Board of Directors and members of any committee of the Board of Directors shall, as such, receive such compensation, which may be either a fixed sum for attendance at each meeting of the Board of Directors, or at each meeting of the committee, or stated compensation payable at intervals, or shall otherwise be compensated as may be determined by the Board of Directors or any committee of the Board of Directors, which compensation may be in different amounts for various members of the Board of Directors or any committee. No member of the Board of Directors and no member of any committee of the Board of Directors shall be disqualified from being counted in the determination of a quorum or from acting at any meeting of either the Board of Directors or a committee of the Board of Directors by reason of the fact that matters affecting his own compensation as a director, member of a committee of the Board of Directors, officer, or employee are to be determined.

         SECTION 2. OFFICERS AND EMPLOYEES. The compensation of officers and employees of the Company, or the method of fixing such compensation, shall be determined by or pursuant to authority conferred by the Board of Directors or any committee of the Board of Directors. Such compensation may include pension, disability, and death benefits, and may be by way of fixed salary, or on the basis of earnings of the Company, or any combination thereof, or otherwise, as may be determined or authorized from time to time by the Board of Directors or any committee of the Board of Directors.


                                    ARTICLE V

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         SECTION 1. THIRD PARTY ACTIONS. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action or suit by or in the right of the Company), by reason of the fact that he is or was a director, officer, or employee of the Company, or is or was serving at the request of the Company as a director, trustee, officer, or

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employee of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         SECTION 2. DERIVATIVE ACTIONS. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, or employee of the Company, or is or was serving at the request of the Company as a director, trustee, officer, or employee of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue, or matter as to which that person shall have been finally adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the Court of Common Pleas or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for such expenses as the Court of Common Pleas or the other court shall deem proper.

         SECTION 3. RIGHTS AFTER SUCCESSFUL DEFENSE. To the extent that a director, trustee, officer, or employee has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section 1 or Section 2, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         SECTION 4. OTHER DETERMINATIONS OF RIGHTS. Except in a situation governed by Section 3, any indemnification under Section 1 or Section 2 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2. The determination shall be made (a) by a majority vote, at a meeting or directors, of those directors who constitute a quorum and who also were not and are not parties to or threatened with any such action, suit, or proceeding or (b), if such a quorum is not obtainable (or even if obtainable) and a majority of disinterested directors so directs, in a written opinion by independent legal counsel (compensated by the Company) or (c) by the affirmative vote in person or by proxy of the holders of record of a majority of the shares held

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by persons who were not and are not parties to or threatened with any such action, suit, or proceeding and who are entitled to vote in the election of directors, without regard to voting power that may thereafter exist upon a default, failure, or other contingency or (d) by the Court of Common Pleas or the court in which such action, suit, or proceeding was brought.

         SECTION 5. ADVANCES OF EXPENSES. Expenses (including attorneys' fees) incurred in defending any action, suit, or proceeding referred to in Section 1 or Section 2 may be paid by the Company in advance of final disposition of the action, suit, or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, or employee to repay the amount unless it shall ultimately be determined that his is entitled to be indemnified by the Company.

         SECTION 6. PURCHASE OF INSURANCE. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, or employee of the Company, or is or was serving at the request of the Company as a director, trustee, officer, or employee of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against liability under the provisions of this Article or of the Ohio General Corporation Law.

         SECTION 7. MERGERS. In the case of a merger into this Company of a constituent corporation that, if its separate existence had continued, would have been required to indemnify directors, trustees, officers, or employees in specified situations, any person who served as a director, officer, or employee of the constituent corporation, or served at the request of the constituent corporation as a director, trustee, officer, or employee of another corporation, partnership, joint venture, trust, or other enterprise, shall be entitled to indemnification by this Company (as the surviving corporation) to the same extent he would have been entitled to indemnification by the constituent corporation if its separate existence had continued.

         SECTION 8. NON-EXCLUSIVITY; HEIRS. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled as a matter of law or under the Articles, this Code of Regulations, any agreement, vote of shareholders or disinterested directors, any insurance purchased by the Company, or otherwise, both as to action in his official capacity and as to action in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, trustee, officer, or employee and shall inure to the benefit of the heirs, executors, and administrators of such a person.

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                                   ARTICLE VI

                                  RECORD DATES

         For any lawful purpose, including, without limitation, the determination of the shareholders who are entitled to:

         (1)  receive notice of or to vote at a meeting of shareholders;

         (2)  receive payment of any dividend or distribution;

         (3) receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to contract rights with respect thereto; or

         (4) participate in the execution of written consents, waivers, or releases;

the Board of Directors may fix a record date which shall not be a date earlier than the date on which the record date is fixed and, in the cases provided for in clauses (1), (2), and (3) above, shall not be more than sixty days preceding the date of the meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date fixed for the receipt or the exercise of rights, as the case may be. The record date for the purpose of the determination of the shareholders who are entitled to receive notice of or to vote at a meeting of shareholders shall continue to be the record date for all adjournments of such meeting, unless the Board of Directors or the persons who shall have fixed the original record date shall, subject to the limitations set forth in this Article, fix another date, and, in case a new record date is so fixed, notice thereof and of the date to which the meeting shall have been adjourned shall be given to shareholders of record as of such date in accordance with the same requirements as those applying to a meeting newly called. The Board of Directors may close the share transfer books against transfers of shares during the whole or any part of the period provided for in this Article, including the date of the meeting of shareholders and the period ending with the date, if any, to which adjourned. If no record date is fixed therefor, the record date for determining the shareholders who are entitled to receive notice of or to vote at a meeting of shareholders shall be the date next preceding the day on which notice is given, or the date next preceding the day on which the meeting is held, as the case may be.


                                   ARTICLE VII

                             CERTIFICATES FOR SHARES

         SECTION 1. FORM OF CERTIFICATES AND SIGNATURES. Each holder of shares shall be entitled to one or more certificates, signed by the Chairman of the Board or the President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer of the Company, which shall certify the number and class of shares held by him in the Company, but no certificate

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for shares shall be executed or delivered until such shares are fully paid. When such a certificate is countersigned by an incorporated transfer agent or registrar, the signature of any of said officers of the Company may be facsimile, engraved, stamped, or printed. Although any officer of the Company whose manual or facsimile signature is affixed to such a certificate ceases to be such officer before the certificate is delivered, such certificate nevertheless shall be effective in all respects when delivered.

         SECTION 2. TRANSFER OF SHARE. Shares of the Company shall be transferable upon the books of the Company by the holders thereof, in person, or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares of the same class or series, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures to such assignment and power of transfer as the Company or its agents may reasonable require.

         SECTION 3. LOST, STOLEN, OR DESTROYED CERTIFICATES. The Company may issue a new certificate for shares in place of any certificate theretofore issued by it and alleged to have been lost, stolen, or destroyed, and the Board of Directors may, in its discretion, require the owner, or his legal representatives, to give the Company a bond containing such terms as the Board of Directors may require to protect the Company or any person injured by the execution and delivery of a new certificate.

         SECTION 4. TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint, or revoke the appointment of, transfer agents and registrars and may require all certificates for shares to bear the signatures of such transfer agents and registrars, or any of them.


                                  ARTICLE VIII

                    AUTHORITY TO TRANSFER AND VOTE SECURITIES

         The Chairman of the Board, the President, any Vice President, the Secretary, and the Treasurer of the Company are each authorized to sign the name of the Company and to perform all acts necessary to effect a transfer of any shares, bonds, other evidences of indebtedness or obligations, subscription rights, warrants, and other securities of another corporation owned by the Company and to issue the necessary powers of attorney for the same; and each such officer is authorized, on behalf of the Company, to vote such securities, to appoint proxies with respect thereto, and to execute consents, waivers, and releases with respect thereto, or cause any such action to be taken.

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                                   ARTICLE IX

                                  FISCAL YEAR

         The fiscal year of the Company shall end on the thirty-first day of December in each year or on such other day as may be fixed from time to time by the Board of Directors.


                                    ARTICLE X

                                 CORPORATE SEAL

         The corporate seal of this Company shall be circular in form and shall contain the name of the Company. Failure to affix the corporate seal to any instrument executed on behalf of the Company shall not affect the validity of such instrument.


                                   ARTICLE XI

                                   AMENDMENTS

         The Regulations of the Company may be amended, or new Regulations may be adopted, by the shareholders at a meeting held for such purpose, by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power on such proposal or, without a meeting, by the written consent of the holders of shares entitling them to exercise a majority of the voting power on such proposal. If the Regulations are amended or new Regulations are adopted without a meeting of the shareholders, the Secretary of the Company shall mail a copy of the amendment or the new Regulations to each shareholder who would have been entitled to vote thereon and did not participate in the adoption thereof.


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